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                                                                 Exhibit 4(e)



         This Trust Preferred Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Trust Preferred Security is exchangeable for Trust Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration and no transfer of this Trust Preferred Security (other than a transfer of this Trust Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

         Unless this Trust Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the Trust or its agent for registration of transfer, exchange or payment, and any Trust Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number:                    Number of Trust Preferred Securities:
         P-2                                         2,000,000

                              CUSIP NO. 950588 20 2

                Certificate Evidencing Trust Preferred Securities

                                       of

                               Wendy's Financing I

         $2.50 Term Convertible Securities, Series A (liquidation amount $50 per Security)

         Wendy's Financing I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co., as nominee for the Depository Trust Company (the "Holder"), is the registered owner of $2.50 Term Convertible Securities, Series A of the Trust representing undivided beneficial interests in the assets of the Trust (liquidation amount $50 per Security) (the "Trust Preferred Securities"). The Trust Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of September 20, 1996, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Trust Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Trust Preferred Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Trust Preferred


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Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Trust Preferred Securities as evidence of indirect beneficial ownership in the Debentures. Unless the Institutional Trustee's Certificate of Authentication hereon has been properly executed, these Trust Preferred Securities shall not be entitled to any benefit under the Declaration or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Trust has executed this certificate this 20th day of September, 1996.


                             Wendy's Financing I

                             By: /s/ John K.Casey
                                ---------------------------
                             Name: John K.Casey
                             Title: Regular Trustee


              INSTITUTIONAL TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Trust Preferred Securities referred to in the within-mentioned Declaration.

Dated: September 20, 1996

NBD Bank

as Institutional Trustee                    or as Authenticating Agent


By: /s/ James D. Khami                      By:
   ------------------------                    ---------------------------
     Authorized Signatory                        Authorized Signatory



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         Distributions payable on each Trust Preferred Security will be fixed at a rate per annum of $2.50 (the "Coupon Rate") of the stated liquidation amount of $50 per Trust Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

         Except as otherwise described below, distributions on the Trust Preferred Securities will be cumulative, will accrue from September 20, 1996 and will be payable quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 1996, which payment dates shall correspond to the interest payment dates on the Debentures, to Holders of record at the close of business on the regular record date for such Distribution which shall be the close of business on the Business Day next preceding such Distribution payment date unless otherwise provided in the Declaration. The Sponsor has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding 20 consecutive quarters (each an "Extension Period") provided that no Extension Period shall last beyond the date of the maturity or any redemption date of the Debentures and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Sponsor may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity or any redemption date of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Sponsor may commence a new Extension Period, subject to the above requirements.

         The Trust Preferred Securities shall be redeemable as provided in the Declaration.

         The Trust Preferred Securities shall be convertible into shares of Wendy's Common Stock, through (i) the exchange of Trust Preferred Securities for a portion of the Debentures and (ii) the immediate conversion of such Debentures into Wendy's Common Stock, in the manner and according to the terms set forth in the Declaration.


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                               CONVERSION REQUEST

To:  NBD Bank as Institutional Trustee of Wendy's Financing I

         The undersigned owner of these Trust Preferred Securities hereby irrevocably exercises the option to convert these Trust Preferred Securities, or the portion below designated, into Common Stock of Wendy's International, Inc. (the "Wendy's Common Stock") in accordance with the terms of the Amended and Restated Declaration of Trust, dated as of September [ ], 1996 (as amended from time to time, the "Declaration"), by John K. Casey, Ronald E. Musick and John F. Brownley, as Regular Trustees, First Chicago Delaware Inc., as Delaware Trustee, NBD Bank, as Institutional Trustee, Wendy's International, Inc., as Sponsor, and by the Holders, from time to time, of individual beneficial interests in the Trust to be issued pursuant to the Declaration. Pursuant to the aforementioned exercise of the option to convert these Trust Preferred Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Declaration) to (i) exchange such Trust Preferred Securities for a portion of the Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the terms of the Trust Preferred Securities set forth as Annex I to the Declaration) and (ii) immediately convert such Debentures on behalf of the undersigned, into Wendy's Common Stock (at the conversion rate specified in the terms of the Trust Preferred Securities set forth as Annex I to the Declaration). The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:                 ,
       ---------------  -----

         in whole                           in part
                  ---                               ---

                                            Number of Trust Preferred Securities
                                            to be converted:

                                            ------------------------------------

                                            If a name or names other than the
                                            undersigned, please indicate in the
                                            spaces below the name or names in
                                            which the shares of Wendy's Common
                                            Stock are to be issued, along with
                                            the address or addresses of such
                                            person or persons


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                                             Signature (for conversion only)

                                    Please Print or Typewrite Name and Address,
                                    Including Zip Code, and Social Security or
                                    Other Identifying Number

                                    ----------------------------------
                                    ----------------------------------
                                    ----------------------------------
                                    Signature Guarantee:*
                                                          ------------





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                  * (Signature must be guaranteed by an "eligible guarantor
                  institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

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                              -------------------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security Certificate to:

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(Insert assignee's social security or tax identification number)

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(Insert address and zip code of assignee)

and irrevocably appoints
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agent to transfer this Trust Preferred Security Certificate on the books of the
Trust. The agent may substitute another to act for him or her.

Date:
       ------------------

Signature:
          -----------------------
(Sign exactly as your name appears on the other side of this Trust Preferred Security Certificate)



Signature Guarantee*
--------------------

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                  *Signature must be guaranteed by an "eligible guarantor
                  institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

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